                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                   State or Other
                                                   Jurisdiction of   Percentage
                                                    Incorporation    Ownership
                                                   ---------------   ----------
Parent
------

Patapsco Bancorp, Inc.                                 Maryland          --


Subsidiary (1)
----------

The Patapsco Bank                                      Maryland         100%


Subsidiaries of The Patapsco Bank (1)
---------------------------------

PFSL Holding Corp.                                     Maryland         100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.